EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MasTec, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.10 par value per share	Rule 457(c)(1)	128,205(2)	$65.40	$8,384,607.00	$0.00011020	$923.98

	Total Offering Amounts					$8,384,607.00		$923.98

	Total Fees Previously Paid							—

	Total Fee Offsets

	Net Fee Due							$923.98

(1)	The registration fee is calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices on October 3, 2022.
(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividend, or similar transactions.